                                                                    EXHIBIT 3.3

                                    BY-LAWS

                                       OF

                                 PROXICOM, INC.





                            ADOPTED AUGUST 29, 1996


                                   ARTICLE I
                                    OFFICES

       1. Registered or Statutory Office, and Agent or Clerk. The registered or statutory office of the Corporation in the State of incorporation is 1013 Centre Road, City of Wilmington, Delaware 19805. The Registered Agent of the Corporation at such address is Corporation Service Company.

       2. Other Places of Business. - Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.


                                   ARTICLE II
                                  SHAREHOLDERS


       1. Annual Meeting. - The annual meeting of shareholders shall be held upon not less than ten nor more than fifty days written notice of the time, place an purposes of the meeting, at 12 o'clock p.m. on the 1st day of May of each year at the principal office of the Corporation or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting, including the election of any officers as required by law. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day. Notice of the meeting need not be given to anyone who attends the meeting or who signs a Waiver of Notice either before or after the Meeting. Any authority exercised by the Board may also be exercised by a Quorum of Shareholders at any Annual or Special Meeting. Such action by Shareholders may be amended or repealed by the Board unless the resolution of the Shareholders adopting such action reserves to the Shareholders the right to amend or repeal it.

       2. Special Meetings - A special meeting of shareholders may be called for any purpose by the president or the Board of Directors or as permitted by law. A special meeting shall be held upon not less than ten nor more than fifty days written notice of the time, place and purposes of the meeting. Notice of the meeting need not be given to anyone who attends the meeting or who signs a Waiver of Notice either before or after the Meeting.

       3. Action Without Meeting. - Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

       4. Quorum.- The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of all shares issued and outstanding shall constitute a quorum.

       5. Record Date. - The record date for all meetings of shareholders shall be as fixed by the Board of Directors or as provided by Statute.


                           ARTICLE III
                        BOARD OF DIRECTORS

       1. General Powers. - Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws the Board may exercise all powers and perform all acts that are not required by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the stockholders.

       2. Number and Term of Office. - The Board of Directors shall consist of one (1) or more members who may be changed from time to time by act of the shareholders or the Board. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director's successor shall have been elected and qualified. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Election of Directors need not be by written ballot.


       3. Regular Meetings. - A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

       4. Special Meetings. - A special meeting of the Board may be called at any time by the president or by a majority of directors for any purpose. Such meeting shall be held upon not less than five (5) days notice if given orally, (either by telephone or in person,) or by telecopier, or upon not less than ten (10) days notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time, place a purposes of the meeting.

       5. Telephone Meetings. - Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Article III shall constitute presence in person at such meeting.

       6. Action Without Meeting. - the Board may act without a meeting if, prior to such action, each member of the Board shall consent in writing thereto. Such consent or consents shall be filed in the minute book.

       7. Quorum. - A majority of the entire Board shall constitute a quorum for the transaction of business.

       8. Action by Majority Vote. - Except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

       9. Resignation. - Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

       10.     Vacancies in Board of Directors. - Vacancies in the

Board, whether caused by removal, death, mental or physical incapacitation or any other reason, including vacancies caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

                                   ARTICLE IV

                            COMMITTEES OF THE BOARD

        The Board may, by resolution passed by a vote of the entire Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee to replace absent or disqualified members at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, selling, leasing or exchanging all or substantially all of the Corporation's property and assets, dissolving or revoking the dissolution of the Corporation or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Such committee or committees shall have such name or names as may be determined form time to time by resolution adopted by the Board. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of the By-laws.


                                   ARTICLE V
                               WAIVERS OF NOTICE

        Any notice required by these By-Laws, the certificate of incorporation or the law of the State of incorporation may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before, at or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.


                                   ARTICLE VI
                                    OFFICERS


        1. Election. - At its regular meeting following the annual meeting of shareholders the Board shall elect a president, a treasurer and a secretary or clerk, except such officers as shall be elected by the shareholders. It may elect such other officers, including one or more vice presidents, as it shall deem necessary, One person may hold two or more offices, but no person shall hold the offices of president and secretary or clerk at the same time.

        2. Term of Office. - Each officer of the Corporation shall hold office until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date receipt of such notice or at such later time as in therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

        3. Compensation. - The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

        4. Duties and Authority of President. - The president shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

        5. Duties and Authority of Vice President. - The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board. In the event of the absence, death, inability or refusal to act by the president, the vice president shall perform the duties and be vested with the authority of the president.

        6. Duties and Authority of Treasurer. - The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board.

        7. Duties and Authority of Secretary or Clerk. - The secretary or clerk shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary or clerk shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or the Board.

        8. Removal of Officers. - The Board may remove any officer or agent of the Corporation if such action, in the judgment of the Board, is in the best interest of the Corporation. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

        9. Vacancies in Offices. - The Board, may fill all vacancies in offices, regardless of the cause of such vacancies, for the remainder of the terms of the offices.

                                  ARTICLE VII
                      AMENDMENTS TO AND EFFECT OF BY-LAWS
                                  FISCAL YEAR

        1. Force and Effect of By-Laws. - These By-Laws are subject to the provisions of the law of the State of incorporation and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in the State statutes or the certificate of incorporation, the provision of the State statutes or the certificate of incorporation shall govern.

        2. Wherever in these By-Laws references are made to more than one incorporator, director or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

        3. Amendments to By-Laws. - These By-Laws may be altered, amended or repealed by the shareholders or the Board. Any By-Law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the Shareholders adopting such By-Law expressly reserves to the Shareholders the right to amend or repeal it.

        4. Fiscal Year. - The fiscal year of the Corporation shall be fixed and shall be subject to change, by the Board of Directors.

APPROVED:

                                      BY:/s/ RAUL J. FERNANDEZ
                                         -----------------------------
                                         Raul J. Fernandez
                                         President of the Board



                                          8/29/96
                                         ----------------------------
                                          Date

                            AMENDMENT TO THE BY-LAWS

                                       OF

                                 PROXICOM, INC.



Proxicom, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), for the purposes of amending its By-Laws hereby certifies that the following amendments to the By-Laws were adopted by the Board of Directors and stockholders of the Corporation on February 7, 1997, pursuant to the provisions of section 109 of the General Corporation Law of the State of Delaware:


Article III of the By-Laws is amended to replace section 2 in its entirety to read as follows:

       2        Number and Election. The number of directors which shall
constitute the whole board shall not be fewer than five (5) nor more than seven
(7). Within the limits specified above, the number of directors shall be determined by resolution of the Board. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation or these Bylaws, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. The directors shall be divided into three (3) classes, and each director shall hold office for the term for which such director is elected and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. Election of Directors need not be by written ballot.


       2.1. Classes; Terms of Office. Unless otherwise provided in the Certificate of Incorporation, the Board of Directors shall divide the directors into three classes; and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall affect the term of any director then in office. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office expiring at the annual meeting of stockholders held in the third year following their election and until their respective successors are elected and qualified, or until such director's earlier death, resignation or removal.

       IN WITNESS WHEREOF, the Corporation has caused this amendment to its By-Laws to be signed and acknowledged by its duly authorized officer, this 12th day of February, 1997.

Dated:  February 12, 1997

                                             /s/ CHRISTOPHER CAPUANO
                                             -------------------------
                                             Christopher Capuano
                                             Secretary




                                      1